UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 8, 2020

PURE HARVEST CANNABIS GROUP, INC.

(Name of registrant as specified in its charter)

Colorado	333-212055	71-0942431
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2401 E. 2nd Avenue, Suite 600

Denver, CO 80206

Address of principal executive offices

(800) 924-3716

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [X]

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In May 2019, the Company leased a property which the Company intends to use as a marijuana retail dispensary. The initial term of the lease is for a period of three years. The Company has an option to purchase the property at prices ranging between $1,400,000 and $1,600,000 at various dates prior to May 1, 2022. The Company issued the landlord 400,000 shares of its post-split common stock in consideration for the option to purchase the property.

On April 8, 2020 in connection, with the Company’s preparation of its annual report on form 10-K, the Company discovered that at the inception of the lease, the Company should have recorded a “right of use” asset and liability due to the Company adopting Accounting Standards Codification 842- Leases on January 1, 2019. In addition, the 400,000 shares issued for the option to purchase the property should have been recorded as deferred rent and amortized to rent expense using the straight-line method over the term of the lease.

As a result of these errors, investors should no longer rely upon the Company’s financial statements in its previously filed 10-Q reports for the periods ended June 30, 2019 and September 30, 2019.

The Company intends to restate its financial statements for the periods ended June 30, 2019 and September 30, 2019 to reflect the right of use asset and liability and deferred rent.

The Company’s restated June 30, 2019 balance sheet is expected to be as follows:

	June 30, 2019	June 30, 2019	Change
	(as reported)	(as restated)

Deferred rent	$-	$93,333	$93,333
Total Current Assets	317,391	410,724	93,333
Deferred rent, net of current portion	-	171,111	171,111
Right of use asset	-	215,729	215,729
Total Assets	$370,217	$850,390	$480,173

Accrued Liabilities	$-	$75,131	$75,131
Total Current Liabilities	967,024	1,042,155	75,131
Right of Use Liabilities, net of Current Portion	-	146,598	146,598
Total Liabilities	967,024	1,188,753	221,729

Common Stock	318,034	322,034	4,000
Additional Paid-in Capital	118,661	394,661	276,000
Accumulated Deficit	(1,033,502)	(1,055,058)	(21,556)
Total Stockholders’ Deficit	(596,807)	(338,363)	258,444
Total Liabilities and Stockholders’ Deficit	$370,217	$850,390	$480,173

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The Company’s restated September 30, 2019 balance sheet is expected to be as follows:

	September 30, 2019	September 30, 2019	Change
	(as reported)	(as restated)

Deferred rent	$-	$93,333	$93,333
Total Current Assets	-	244,691	93,333

Deferred rent, net of current portion	-	147,778	147,778
Right of use asset	-	200,207	200,207
Total Assets	$468,882	$910,201	$441,318

Accrued Liabilities	$-	$75,131	$75,131
Total Current Liabilities	-	1,154,506	1,154,506

Right of Use Liabilities, net of Current Portion	-	140,076	140,076
Total Liabilities	1,079,375	1,294,582	215,207

Common Stock	322,034	326,034	4,000
Additional Paid-in Capital	313,861	589,861	276,000
Accumulated Deficit	(1,246,387)	(1,300,276)	(53,889)
Total Stockholders’ Deficit	(610,492)	(384,381)	226,111
Total Liabilities and Stockholders’ Deficit	$468,882	$10,201	$441,318

Additionally, the Company’s Statements of Operation for the three and six months ended June 30, 2016 will be restated as follows:

	Three Months Ended June 30, 2019		Change
	(as reported)	(as restated)

General and Administrative Expenses	$483,772	$505,328	$21,556
Total Costs and Expenses	517,886	539,442	21,556
Net Loss	$(513,704)	$(535,260)	$(21,556)
Basic and Diluted Net Loss per Common Share	$(0.02)	$(0.02)	$(0.00)

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	Six Months Ended
	June 30, 2019		Change
	(as reported)	(as restated)

General and Administrative Expenses	$724,859	$746,415	$21,556
Total Costs and Expenses	792,714	814,269	21,556
Net Loss	$(782,188)	$(803,744)	$(21,556)
Basic and Diluted Net Loss per Common Share	$(0.02)	$(0.03)	$(0.01)

Additionally, the Company’s Statements of Operation for the three and nine months ended September 30, 2016 will be restated as follows:

	Three Months Ended
	September 30, 2019		Change
	(as reported)	(as restated)

General and Administrative Expenses	$213,917	$246,251	$32,333
Total Costs and Expenses	222,401	254,734	32,333
Net Loss	$(212,885)	$(245,219)	$(32,333)
Basic and Diluted Net Loss per Common Share	$(0.01)	$(0.01)	$(0.00)

	Nine Months Ended
	September 30, 2019		Change
	(as reported)	(as restated)

General and Administrative Expenses	$938,777	$992,666	$53,889
Total Costs and Expenses	$1,015,115	1,069,003	53,889
Net Loss	$(995,073)	$(1,048,962)	$(53,889)
Basic and Diluted Net Loss per Common Share	$(0.03)	$(0.03)	$(0.00)

The Company intends to file amended 10-Q reports covering these periods as soon as practicable.

The Company’s Chief Executive Officer has discussed the matters disclosed in this Report with the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020	PURE HARVEST CANNABIS GROUP, INC.

	By:	/s/ Matthew Gregarek
Matthew Gregarek
Chief Executive Officer

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